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                           STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE - EXHIBIT 11

                                                                         Twenty-eight Weeks Ended
                                                                      May 14,                 May 15,
                                                                       1995                    1994
                                                                    ------------            ------------
Earnings per Common Share - Primary
   Average Shares outstanding                                        41,342,515               40,948,818
   Net effect of dilutive stock options-based on the treasury
       stock method using average market price                          104,860                  380,706
                                                                     ----------               ----------
       Totals                                                        41,447,375               41,329,524
                                                                     ==========               ==========
   Income from continuing operations before cumulative
      effect of change in accounting principle                      $12,355,484             $ 22,768,235
   Income from discontinued operations                                6,801,708                8,300,484
   Cumulative effect of change in accounting for income taxes                                  4,468,386
                                                                     ----------               ----------
     Net income                                                     $19,157,192             $ 35,537,105
                                                                     ==========               ==========
Per Share amount:

   Income from continuing operations before cumulative
      effect of change in accounting principle                      $       .30              $       .55
   Income from discontinued operations                                      .16                      .20
   Cumulative effect of change in accounting for income taxes                                        .11
                                                                     ----------               ----------
     Net income                                                     $       .46              $       .86
                                                                     ==========               ==========
Earnings per Common Share - Fully Diluted:
   Average shares outstanding                                        41,342,515               40,948,818
   Net effect of dilutive stock options-based on the treasury
       stock method using the average market price                      104,860                  391,560
   Assumed conversion of 8.5% zero coupon convertible debentures          (A)                  5,219,323
                                                                     ----------               ----------
       Totals                                                        41,447,375               46,559,701
                                                                     ==========               ==========
   Income from continuing operations before cumulative effect
       of change in accounting principle                            $12,355,484              $22,768,235
   Add 8.5% zero coupon convertible debentures interest,
       net of income tax                                                  (A)                  2,136,502
                                                                     ----------               ----------
   Total from continuing operations before cumulative effect
       of change in accounting principle                             12,355,484               24,904,737

   Income from discontinued operations                                6,801,708                8,300,484
   Cumulative effect of change in accounting for income taxes                                  4,468,386
                                                                     ----------               ----------
     Net income                                                     $19,157,192              $37,673,607
                                                                     ==========               ==========
Per Share amount:

   Income from continuing operations before cumulative
      effect of change in accounting principle                      $       .30              $       .53
   Income from discontinued operations                                      .16                      .18
   Cumulative effect of change in accounting for income taxes                                        .10
                                                                     ----------               ----------
     Net income                                                     $       .46              $       .81
                                                                     ==========               ==========

(A)   For the first half fiscal 1995, both primary and fully diluted earnings per share utilized average shares outstanding and common stock equivalents.  No consideration was given to the convertible debentures as they had an anti-dilutive effect.

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                           STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE - EXHIBIT 11

                                                                            Twelve Weeks Ended
                                                                      May 14,                 May 15,
                                                                       1995                    1994
                                                                    ------------            ------------
Earnings per Common Share - Primary
   Average Shares outstanding                                        41,424,805               41,088,812
   Net effect of dilutive stock options-based on the treasury
       stock method using average market price                           96,747                  341,699
                                                                     ----------               ----------
       Totals                                                        41,521,552               41,430,511
                                                                     ==========               ==========

   Income from continuing operations                                $ 5,504,784              $13,020,604
   Income from discontinued operations                                2,988,818                3,844,073
                                                                     ----------               ----------
     Net income                                                     $ 8,493,602              $16,864,677
                                                                     ==========               ==========

Per Share amount:

   Income from continuing operations                                $       .13              $       .31
   Income from discontinued operations                                      .07                      .09
                                                                     ----------               ----------
     Net income                                                     $       .20              $       .41
                                                                     ==========               ==========
Earnings per Common Share - Fully Diluted:
   Average shares outstanding                                        41,424,805               41,088,812
   Net effect of dilutive stock options-based on the treasury
       stock method using the average market price                       96,747                  346,200
   Assumed conversion of 8.5% zero coupon convertible debentures          (A)                  5,214,837
                                                                     ----------               ----------
       Totals                                                        41,521,552               46,649,849
                                                                     ==========               ==========

   Income from continuing operations                                $ 5,504,784             $ 13,020,604
   Add 8.5% zero coupon convertible debentures interest,
       net of income tax                                                  (A)                    922,841
                                                                     ----------               ----------
   Total from continuing operations                                   5,504,784               13,943,445

   Income from discontinued operations                                2,988,818                3,844,073
                                                                     ----------               ----------
     Net income                                                     $ 8,493,602             $ 17,787,518
                                                                     ==========               ==========

Per Share amount:

   Income from continuing operations                                $      .13              $        .30
   Income from discontinued operations                                     .07                       .08
                                                                     ----------               ----------
     Net income                                                     $      .20              $        .38
                                                                     ==========               ==========

(A)   For the second quarter of fiscal 1995, both primary and fully diluted earnings per share utilized average shares outstanding and common stock equivalents.  No consideration was given to the convertible debentures as they had an anti-dilutive effect.

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